UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2013

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-33579	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware		19809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302-281-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02(e) Compensatory Arrangements of Certain Officers.

1.	Amended and Restated Employment Agreements.

On March 14, 2013, InterDigital, Inc. (“InterDigital” or the “company”) entered into revised or new employment agreements (each, an “Employment Agreement,” and collectively, the “Employment Agreements”) with William J. Merritt, Chief Executive Officer, Richard J. Brezski, Chief Financial Officer, Jannie K. Lau, Executive Vice President, General Counsel & Secretary, Scott McQuilkin, Senior Executive Vice President, Innovation, James Nolan, Executive Vice President, Research and Development and Lawrence F. Shay, Executive Vice President, Intellectual Property (each, an “Executive,” and collectively, the “Executives”). The terms of each Employment Agreement are substantially similar, other than as provided below.

The Employment Agreements provide for an initial term of two years, which term will automatically renew for additional successive one-year periods unless either party gives written notice of non-renewal at least 90 days before the expiration of the term (as extended by any renewal period). In the event that a “Change in Control” (as defined in the Employment Agreement) occurs at any time during the term, then the term shall extend for an additional year and 90 days from the date of the Change in Control, provided such extension serves to lengthen the term that would otherwise have been in place.

Pursuant to each Executive’s respective Employment Agreement, the Executive will receive the following components of compensation: (i) an annual base salary in the amount of $575,000 for Mr. Merritt, $285,000 for Mr. Brezski, $270,000 for Ms. Lau, $375,000 for Mr. McQuilkin, $325,000 for Mr. Nolan, and $410,000 for Mr. Shay; (ii) a target bonus level for the 2013 fiscal year equal to a percentage of each Executive’s base salary for 2013 (100% for Mr. Merritt, 50% for Ms. Lau and Messrs. Brezski and Nolan, and 60% for Messrs. McQuilkin and Shay), as part of each Executive’s continued participation in the company’s Short-Term Incentive Plan (“STIP”); and (iii) a target payout amount for the cycle beginning in the 2013 fiscal year equal to $1,500,000 for Mr. Merritt, $1,000,000 for Mr. Shay, $750,000 for Mr. McQuilkin, $600,000 for Mr. Nolan, $500,000 for Mr. Brezski, and $300,000 for Ms. Lau, as part of each Executive’s continued participation in the company’s Long-Term Compensation Program (“LTCP”).

The Employment Agreements further provide that if the Executive’s employment is terminated by the company without “Cause” or the Executive resigns for “Good Reason” (each as defined in the Employment Agreement), and subject to the separation agreement, as described in the Employment Agreement, becoming effective and irrevocable in accordance with its terms, each Executive will be entitled to: (i) a severance payment equivalent to (a) for Mr. Merritt, two and a half times the base salary then in effect on the date of termination, paid over a period of eighteen months and (b) for the other Executives, one and a half times the base salary then in effect on the date of termination, paid over a period of twelve months; (ii) health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) paid by the company, covering a period of eighteen months for Mr. Merritt and twelve months for the other Executives; and (iii) outplacement services in an amount not to exceed $10,000, the expense for which will be paid by the company directly to the entity providing such services. All outstanding equity awards shall be treated in accordance with the documentation governing such awards.

In addition, the Employment Agreement provides that if the Executive’s employment is terminated by the company other than for Cause or the Executive resigns for Good Reason, in each case, on or within one year following a “Change in Control” (as defined in the Employment Agreement), and subject to the separation agreement, as described in the Employment Agreement, becoming effective and irrevocable in accordance with its terms, each Executive will be entitled to: (i) a severance payment equivalent to (a) for Messrs. Merritt, Shay and McQuilkin, two times the sum of the base salary and the target bonus under the STIP then in effect on the date of termination and (b) for Ms. Lau and Messrs. Brezski and Nolan, two times the base salary then in effect on the date of termination and one times the target bonus under the STIP then in effect on the date of termination, in each case, paid in a lump sum; (ii) an amount equal to the cost of continued health coverage under COBRA for twenty-four months paid in a lump sum; and (iii) outplacement services in an amount not to exceed $10,000, the expense for which will be paid by the company directly to the entity providing such services. All outstanding equity awards shall be treated in accordance with the documentation governing such awards.

In the event that the payments made to each Executive upon termination constitute “parachute payments” within the meaning of Section 280G of the of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”) that would subject the Executive to the excise tax imposed by Section 4999 of the Code, the Employment Agreements provides that either (i) the payments will be reduced to such lesser amount that would result in no amount being subject to excise tax or (ii) the payments will be made in full, whichever produces the larger after-tax net benefit to the Executive. The Employment Agreements do not provide for an excise tax “gross-up”.

Finally, the Employment Agreements subject the Executives to restrictive covenants related to non-competition and non-solicitation (i) for a period of (a) one year for Mr. Merritt following termination of employment by the company for any reason or resignation by the Executive for any reason, and (b) for a period up to a maximum of one year for all other Executives, depending on the nature of termination and whether the company pays severance to the Executive following termination; or (ii) two years following termination of employment by the company without Cause or resignation by the Executive for Good Reason, in each case, on or within twelve months after a Change in Control.

The descriptions of the Employment Agreements as set forth above are not complete and are qualified in all respects by reference to the Employments Agreements. Copies of the Employment Agreements are attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and William J. Merritt
10.2	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Richard Brezski
10.3	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Jannie K. Lau
10.4	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Scott McQuilkin
10.5	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and James Nolan
10.6	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Lawrence F. Shay

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

March 19, 2013	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and William J. Merritt
10.2	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Richard Brezski
10.3	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Jannie K. Lau
10.4	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Scott McQuilkin
10.5	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and James Nolan
10.6	Employment Agreement dated March 14, 2013 between InterDigital, Inc. and Lawrence F. Shay